                                                                      EXHIBIT 22
                                                                     PAGE 1 OF 2

                           HOST MARRIOTT CORPORATION

                                  SUBSIDIARIES

 1) Beachfront Properties, Inc.
 2) CBM One Corporation
 3) CBM Two Corporation
 4) East Boston Properties, Inc.
 5) Farrell's Ice Cream Parlour Restaurants, Inc.
 6) G.L. Insurance Corporation
 7) HMC Acquisition Properties, Inc.
 8) HMC Acquisitions, Inc.
 9) HMC Airport, Inc.
10) HMC Boyton Beach, Inc.
11) HMC California Leasing Corporation
12) HMC Eastside Financial Corporation
13) HMC Eastside, Inc.
14) HMC Gateway, Inc.
15) HMC Leisure Park Corporation
16) HMC Mexair, Inc.
17) HMC Mexpark, Inc.
18) HMC Polanco, Inc.
19) HMC Retirement Properties, Inc.
20) HMC SFO, Inc.
21) HMC Toronto EC, Inc
22) HMC Ventures, Inc.
23) HMC Westport Corporation
24) HMH HPT Courtyard, Inc.
25) HMH Marina Inc.
26) HMH Pentagon Corporation
27) HMH Properties, Inc.
28) HMH Realty Company, Inc.
29) HMH Restaurants, Inc.
30) HMH Rivers, Inc.
31) HMH WTC, Inc.
32) Host Airport Hotels, Inc.
33) Host Investment, Inc.
34) Host La Jolla, Inc.
35) Host Marriott BCH Hotel Corporation
36) Host Marriott GTN Corporation
37) Host Marriott Hospitality, Inc.
38) Hot Shoppes, Inc.
39) Hotel Properties Management, Inc.
40) Marriott's Bickford's Family Fare, Inc.
41) Marriott Barbados, Ltd.
42) Marriott Condominium Development Corporation
43) Marriott Desert Springs Corporation
44) Marriott Family Restaurants, Inc. of Illinois
45) Marriott Family Restaurants, Inc. of Vermont
46) Marriott Family Restaurants, Inc. of Wisconsin
47) Marriott FIBM One Corporation

                                                                      EXHIBIT 22
                                                                     PAGE 2 OF 2

                           HOST MARRIOTT CORPORATION

                                  SUBSIDIARIES

48) Marriott Financial Services, Inc.
49) Marriott Hanover Hotel Corporation
50) Marriott Hotels of NY City, Inc.
51) Marriott Hotels of San Diego, Inc.
52) Marriott Marquis Corporation
53) Marriott MDAH One Corporation
54) Marriott MHP Two Corporation
55) Marriott Park Ridge Corporation
56) Marriott PLP Corporation
57) Marriott Properties, Inc.
58) Marriott Realty Sales, Inc.
59) Marriott RIBM Three Corporation
60) Marriott RIBM Two Corporation
61) Marriott SBM One Corporation
62) Marriott SBM Two Corporation
63) Marriott YBG Corporation
64) MOHS Corporation
65) Montana Food and Beverage Services, Inc.
66) Philadelphia Airport Hotel Corporation
67) Philadelphia Market Street Hotel Corporation
68) RIBM One Corporation
69) Saga Property Leasing Corporation
70) Saga Restaurants, Inc.
71) SFM Finance Corporation
72) Sparky's Virgin Islands, Inc.
73) O.T.E.C. Operations Limited
74) O.T.E.C. Hotels Ltd.
75) Wharf Acquisition, Inc.
76) Willmar Distributors, Inc.